Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Premium Income Municipal Fund 4, Inc.
33-57130, 811-07432

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007; at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a new investment management
 Agreement

 Common and
MuniPreferred
shares voting
together as a
class

  MuniPreferred
 shares voting
together as a
class







   For
       21,393,259
                          -

   Against

                   811,773
     -

   Abstain

                   799,926
                          -

   Broker Non-Votes

                7,664,837

                -

      Total

              30,669,795
                          -

To ratify the selection of Ernst & Young
LLP as the independent registered public accounting firm for the current fiscal year



   For

              29,766,266

                          -

   Against

                   358,088

                          -

   Abstain

                   545,441

                          -

      Total

              30,669,795

                          -


Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 012827.